Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 17, 2026 relating to the financial statements appearing in the Annual Report on Form 10-K of Longeveron Inc. for the year ended December 31, 2025.

/s/ CBIZ CPAs P.C.

Hartford, CT

July 10, 2026